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                                                                     EXHIBIT 1.1

                                    [FORM OF]

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST
                                    (Issuer)

                            CAPITAL ONE FUNDING, LLC
                           (Originator and Transferor)

                                CAPITAL ONE BANK
                              (Seller and Servicer)

                               CAPITAL ONE, F.S.B.
                                    (Seller)

                             UNDERWRITING AGREEMENT

                                                               [      ][ ], 2002

[NAME OF UNDERWRITER]
   as Underwriter or as Representative
   of the Underwriters named in the Terms Agreement
[address]

Ladies and Gentlemen:

          Section 1. Introductory. Capital One Multi-asset Execution Trust, a Delaware business trust (the "Issuer"), and Capital One Funding, LLC, a Virginia limited liability company (the "Company"), as originator (in such capacity, the "Originator") and beneficiary (in such capacity, the "Beneficiary") of the Issuer, propose to sell the notes of the series, classes and tranches designated in the applicable Terms Agreement (as hereinafter defined) (the "Notes"). The
Notes will be issued pursuant to the Indenture, to be dated as of [    ], 2002,
as supplemented by the Asset Pool Supplement, the Indenture Supplement and the Terms Document having the dates stated in the applicable Terms Agreement (as so supplemented and as otherwise modified or amended from time to time, the "Indenture"), between the Issuer and The Bank of New York, as trustee (in such capacity, the "Indenture Trustee"). The Issuer will be operated pursuant to an
Amended and Restated Trust Agreement, to be dated as of [     ], 2002 (as
modified or amended from time to time, the "Trust Agreement"), between the Company, as Beneficiary and as transferor (in such capacity, the "Transferor"), and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as owner trustee (the "Owner Trustee"). The Notes will be secured by certain assets of the Issuer, including the Collateral Certificate referred to below (collectively, the "Collateral").

          Each of Capital One Bank, a Virginia banking corporation (the "Bank" and a "Seller"), and Capital One, F.S.B. (a "Seller", and together with the Bank, the "Sellers"), has entered into a receivables purchase agreement, dated as of August 1, 2002 (each an applicable "Receivables Purchase Agreement" and together the "Receivables Purchase Agreements") with the

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Company under which the Bank and (to the extent applicable) Capital One, F.S.B.
will sell receivables (the "Receivables") generated from time to time in certain designated consumer revolving credit card accounts (the "Accounts"), collections thereon and certain related property to the Company. The Company, as Transferor, has conveyed the Receivables, collections thereon and certain related property to the Capital One Master Trust (the "Master Trust") pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as so amended and restated and as otherwise modified or amended from time to time, the "Pooling and Servicing Agreement"), as supplemented by the Series 2002-CC Supplement (the "Series
Supplement"), dated as of [     ], 2002, among the Company, as Transferor, the
Bank, as servicer (the "Servicer"), and The Bank of New York, as trustee (in such capacity, the "Master Trust Trustee"). References herein to the Pooling and Servicing Agreement, unless otherwise specified, shall mean the Pooling and Servicing Agreement as supplemented by the Series Supplement. Pursuant to the Pooling and Servicing Agreement and the Trust Agreement, the Company has caused the Master Trust to issue to the Issuer a collateral certificate (the "Collateral Certificate"). The Collateral Certificate is a series certificate under the Pooling and Servicing Agreement that represents undivided interests in certain assets of the Master Trust.

          The Notes designated in the applicable Terms Agreement will be sold in
a public offering by the Issuer through [         ], as underwriters, or through
certain underwriters which include [        ], one or more of which may with
[      ] act as the representative of such underwriters listed on Schedule I to the applicable Terms Agreement (any underwriter through which Notes are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as the "Underwriters"; each representative thereof may be referred to herein together as "Representative", which, if the
context herein does require, shall include [      ] in its capacity as
Underwriter of any Notes or as Representative). Notes sold to the Underwriters
for which [      ] is the Representative shall be sold pursuant to a Terms
Agreement among the Issuer, the Company, the Sellers and the Representative, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (the "Agreement," which shall include the applicable Terms Agreement if the context so requires). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Indenture or the Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Indenture or the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Notes designated in the applicable Terms Agreement and no other series, class or tranche of notes issued by the Issuer.

          To the extent not defined herein, capitalized terms used herein shall have the meanings specified in the Pooling and Servicing Agreement.

          Pursuant to this Agreement and the applicable Terms Agreement, and subject to the terms hereof and thereof, the Company agrees to cause the Issuer to sell to the Underwriters named in such Terms Agreement the Notes identified in such Terms Agreement.

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          Section 2. Representations and Warranties of the Sellers. Upon the
execution of the applicable Terms Agreement, each Seller severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Date as follows:

               (a) Such Seller has been duly organized and is validly existing as a Virginia banking corporation or a federal savings bank, as the case may be, in good standing under the laws of the Commonwealth of Virginia or the federal laws of the United States, as the case may be. Such Seller has, in all material respects, full power and authority to own its properties and conduct its business as described in the Prospectus, and to execute, deliver and perform the applicable Receivables Purchase Agreement, the Pooling and Servicing Agreement (in the case of the Bank), this Agreement and the applicable Terms Agreement, and to consummate the transactions contemplated by the applicable Receivables Purchase Agreement, the Pooling and Servicing Agreement (in the case of the Bank), this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on such Seller and its subsidiaries, taken as a whole.

               (b) The execution, delivery and performance by such Seller of this Agreement, the applicable Terms Agreement, the applicable Receivables Purchase Agreements and the Pooling and Servicing Agreement (in the case of the Bank), and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Seller. Neither the execution and delivery by such Seller of such instruments, nor the performance by such Seller of the transactions herein or therein contemplated, nor the compliance by such Seller with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the Articles of Incorporation or By-laws of such Seller, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on such Seller or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which such Seller is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of such Seller's property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

               (c) Such Seller has duly executed and delivered this Agreement and the applicable Terms Agreement.

               (d) Such Seller has authorized the conveyance of the Receivables and the conveyance of an interest in such Seller's interest in any related Funds Collateral to the Company under the applicable Receivables Purchase Agreement.

               (e) Capital One Bank has delivered to the Representative complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of Capital One Bank for the year ended December 31, 2001, as submitted

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     to the Governors of the Federal Reserve System. Except as set forth in or contemplated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of Capital One Bank since
     [     ], 2002. Capital One, F.S.B. has delivered to the Representative complete and correct copies of publicly available portions of the Thrift Financial Report of Capital One, F.S.B. for the year ended December 31, 2001, as submitted to the Office of Thrift Supervision. Except as set forth in or contemplated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of Capital One, F.S.B.
     since [     ], 2002.

               (f) When executed and delivered by the parties thereto, each of the Pooling and Servicing Agreement (in the case of the Bank) and the applicable Receivables Purchase Agreement will constitute a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights in general and the rights of creditors of state banking corporations or federal savings banks, as applicable, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to such Seller or in the event of any moratorium or similar occurrence affecting such Seller and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the applicable Terms Agreement, or the transfer of the Receivables pursuant to the applicable Receivables Purchase Agreement, have been or will be taken or obtained on or before the Closing Date.

               (g) The Master Trust is not now, and following the issuance of the Collateral Certificate, will not be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

               (h) The representations and warranties of such Seller in the Pooling and Servicing Agreement (in the case of the Bank) and the applicable Receivables Purchase Agreement are true and correct in all material respects.

          Section 3. Representations and Warranties of the Company. Upon the execution of the applicable Terms Agreement, the Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Date as follows:

               (a)(i) A registration statement on Form S-3 (Nos. 333-75276), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the offering of notes as described therein from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "Act") has been filed with the Securities and Exchange Commission (the "Commission") (which may have included one or more preliminary prospectuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the Act) and such registration statement, as amended, has become effective; such registration statement, as amended, and the

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     prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the
     Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided that a supplement to the Prospectus prepared pursuant to Section 7(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Notes to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

                    (ii) As of the Closing Date, the Registration Statement and the Prospectus, except with respect to any modification to which the Representative has agreed in writing, shall be in all substantive respects in the form furnished to the Representative before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Representative) as the Company has advised the Representative, before such time, will be included or made therein;

                    (iii) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from either of the documents based upon written information furnished to the Company or the Issuer by the Underwriters through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

               (b) The Company has been duly organized and is validly existing as a Virginia limited liability company in good standing under the laws of the Commonwealth of Virginia. The Company has, in all material respects, full power and authority to own its properties and conduct its business as described in the Prospectus, and to execute, deliver and perform the Pooling and Servicing Agreement, the Receivables Purchase Agreements, this Agreement and the applicable Terms Agreement and to authorize the sale of the Notes, and to consummate the transactions contemplated by the Pooling and Servicing Agreement, the Receivables Purchase Agreements, this Agreement and the applicable Terms Agreement, and is duly qualified to do business and is in good standing

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     (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on each of the Company and its subsidiaries (if any), taken as a whole.

               (c) The execution, delivery and performance by the Company of the Pooling and Servicing Agreement, the Receivables Purchase Agreements, this Agreement and the applicable Terms Agreement, and the delivery of the Collateral Certificate and the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of the Company. Neither the execution and delivery by the Company of such instruments, nor the performance by the Company of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the limited liability company agreement of the Company, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Company is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Company's property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

               (d) The Company has duly executed and delivered this Agreement and the applicable Terms Agreement.

               (e) The Collateral Certificate has been duly authorized and when validly issued in accordance with the Pooling and Servicing Agreement, duly authenticated by the Master Trust Trustee and delivered by the Company, as Beneficiary to the Owner Trustee on behalf of the Issuer pursuant to the Trust Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Pooling and Servicing Agreement. Each increase in the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each Note. When executed and delivered by the parties thereto, each of the Pooling and Servicing Agreement and the Receivables Purchase Agreements will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights in general and the rights of creditors of state banking corporations or federal savings banks, as applicable, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Company or in the event of any moratorium or similar occurrence affecting the Company and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official

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     (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the applicable Terms Agreement, or the issuance and transfer of the Collateral Certificate pursuant to the Pooling and Servicing Agreement, have been or will be taken or obtained on or before the Closing Date.

               (f) The Master Trust is not now, and following the issuance of the Collateral Certificate, will not be, required to be registered under the 1940 Act.

               (g) Based on information currently available to, and in the reasonable belief of, the Company, the Company is not engaged (whether as defendant or otherwise) in, nor has the Company knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Collateral Certificate.

               (h) Except for the Underwriters, the Company has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Company nor the Issuer are under any obligation to pay any broker's fee or commission in connection with such sale.

               (i) No Pay Out Event or any event which after any applicable grace period will become a Pay Out Event is subsisting in relation to the Collateral Certificate or any other outstanding Certificates and no event has occurred which would constitute (after an issue of the Certificates) a Pay Out Event or any event which after any applicable grace period would become a Pay Out Event.

               (j) Based on information currently available to, and in the reasonable belief of, the Company, the Company is not engaged (whether as defendant or otherwise) in, nor has the Company knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Noteholders.

               (k) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Company of this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreements and the Pooling and Servicing Agreement shall have been paid or will be paid by the Company at or before the Closing Date to the extent then due.

               (l) As of the Closing Date, the representations and warranties of the Company in the Pooling and Servicing Agreement and the Receivables Purchase Agreements will be true and correct in all material respects.

          Section 4. Representations and Warranties of the Issuer.

                   (a)(i) The Registration Statement has been filed with the Commission and such Registration Statement, as amended, has become effective; and the conditions to the use of a registration statement on Form S-3 under the Act, as

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          set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

                    (ii) As of the Closing Date, the Registration Statement and the Prospectus, except with respect to any modification to which the Representative has agreed in writing, shall be in all substantive respects in the form furnished to the Representative before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Representative) as the Issuer has advised the Representative, before such time, will be included or made therein;

                    (iii) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from either of the documents based upon written information furnished to the Issuer or the Company by the Underwriters through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

               (b) The Issuer has been duly formed and is validly existing as a Delaware business trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus and to execute, deliver and perform the Indenture, and to authorize the issuance of the Notes, and to consummate the transactions contemplated by the Indenture and is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on each of the Issuer and its subsidiaries (if any), taken as a whole.

               (c) The execution, delivery and performance by the Issuer of this Agreement, the applicable Terms Agreement and the Indenture and the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary business trust action on the part of the Issuer. Neither the execution and delivery by the Issuer of such instruments, nor the performance by the Issuer of the transactions herein or therein contemplated, nor the compliance by the

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     Issuer with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, the Trust Agreement, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Issuer or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Issuer is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Issuer's property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

               (d) The Issuer has duly executed and delivered this Agreement and the applicable Terms Agreement.

               (e) The Notes have been duly authorized and when validly issued in accordance with the Indenture, duly authenticated by the Indenture Trustee and delivered by the Company, as Beneficiary to the Owner Trustee on behalf of the Issuer pursuant to the Trust Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. Each increase in the Collateral Certificate will have been authorized and effected in accordance with the Pooling and Servicing Agreement as of the applicable settlement date of each Note. When executed and delivered by the parties thereto, the Indenture will constitute a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights in general and the rights of creditors of state banking corporations or federal savings banks, as applicable, as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Issuer or in the event of any moratorium or similar occurrence affecting the Issuer and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the applicable Terms Agreement, or the issuance and transfer of the Collateral Certificate pursuant to the Pooling and Servicing Agreement, have been or will be taken or obtained on or before the Closing Date.

               (f) The Issuer is not now, and following the issuance of the Notes, will not be, required to be registered under the 1940 Act.

               (g) Except for the Underwriters, the Issuer has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Notes, and neither the Company nor the Issuer are under any obligation to pay any broker's fee or commission in connection with such sale.

               (h) No Early Redemption Event or Event of Default or any event which after any applicable grace period will become an Early Redemption Event or an

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     Event of Default is subsisting in relation to the Notes or any other outstanding notes and no event has occurred which would constitute (after an issue of notes) an Early Redemption Event or Event of Default or any event which after any applicable grace period would become an Early Redemption Event or an Event of Default.

               (i) Based on information currently available to, and in the reasonable belief of, the Issuer, the Issuer is not engaged (whether as defendant or otherwise) in, nor has the Issuer knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Noteholders.

               (j) As of the Closing Date, the representations and warranties of the Issuer in the Indenture will be true and correct in all material respects.

          Section 5. Purchase, Sale and Issuance of Notes. Subject to the terms and conditions herein and in the applicable Terms Agreement and in reliance upon the covenants, representations and warranties herein set forth, the Company agrees to cause the Issuer to sell and deliver to the several Underwriters as hereinafter provided, and each Underwriter agrees upon the basis of the representations and warranties herein contained, severally and not jointly, to purchase the respective initial principal amount of the Notes set forth opposite such Underwriter's name in the applicable Terms Agreement. Unless otherwise provided in the Terms Agreement, payment for the Notes shall be made to the Company or to their order by wire transfer of same day funds at 10:00 a.m., New York City time, on the Closing Date (as hereinafter defined), or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing. Unless otherwise provided in the Terms Agreement, payment for the Notes shall be made against delivery to the Representative, for the respective accounts of the several Underwriters of the Notes, registered in the name of Cede & Co., as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days before the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Company. The Notes will be made available for inspection and packaging by the Underwriters at the location of the Closing (as described in the Terms Agreement) not later than [10:00 a.m.], New York City time, on the Business Day before the Closing Date. The time and date of such payment for the applicable Notes are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a Saturday or a Sunday or a day on which banks are permitted or required to be closed in New York, New York, Richmond, Virginia [or Falls Church, Virginia.]

          Section 6. Offering by Underwriters.

               (a) The Company and the Issuer authorize each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. Upon the authorization by the Representative of the release of the Notes, each Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price

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

     at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and other terms of sale hereunder and under such selling arrangements.

               (b) Notwithstanding the foregoing, each Underwriter agrees that it will not offer or sell any Notes within the United States, its territories or possession or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

               (c)  Each Underwriter agrees that:

                    (i) it has not offered or sold, and, prior to the date which is six months after the date of issue of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995 (the "Regulation"), and the Financial Services and Markets Act 2000 (the "FSMA");

                    (ii) it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

                    (iii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

          Section 7. Covenants of the Company and the Issuer. Upon the execution of the applicable Terms Agreement, the Company and the Issuer, jointly and severally, covenant and agree with the several Underwriters:

               (a) The Company and the Issuer will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters from the Issuer, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Company and the Issuer deem appropriate in connection with the offering of the Notes, but the Company and the Issuer will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the

     Prospectus, without the Representative's prior consent (which consent shall not be unreasonably withheld or delayed); the Company and the Issuer will immediately advise the Representative and its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Company or the Issuer is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

               (b) If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company and the Issuer will promptly prepare and (subject to review and no reasonable objection by the Representative as described in Section 7(a)) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Representative's consent to any amendment shall not constitute a waiver of any of the conditions of Section 8.

               (c) The Company will cause the Issuer to make generally available to the holders of the Notes (the "Noteholders") (the sole Noteholder being the applicable clearing agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11 (a) of the Act and Rule 158 of the Commission with respect to the Notes.

               (d) The Company and the Issuer will furnish to the Representative copies of the Registration Statement (at least one copy to be delivered to the Representative will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

               (e) The Company and the Issuer will assist the Underwriters in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Company nor the Issuer shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

               (f) If filing of the Prospectus is required under Rule 424(b) of the Commission, the Company and the Issuer will file the Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

               (g) The Company and the Issuer will cause the Indenture to be qualified pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          Section 8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company, the Issuer and the Sellers herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company, the Issuer and the Sellers made pursuant to the provisions thereof, to the performance by the Company, the Issuer and the Sellers in all material respects of their obligations hereunder and to the following additional conditions precedent:

               (a) The Representative shall have received, with respect to the Company, a certificate, dated the Closing Date, of an authorized officer of the Company in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Company's business, except as set forth in or contemplated in the Prospectus (references to the Prospectus in this clause include any supplements thereto).

               (b) The Representative shall have received, with respect to each Seller, a certificate, dated the Closing Date, of an authorized officer of such Seller in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of such Seller in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) such Seller has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, and (iii) since the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of such Seller's credit card business, except as set forth in or contemplated in the Prospectus (references to the Prospectus in this clause include any supplements thereto).

               (c) The Representative shall have received an opinion of McGuireWoods LLP, Virginia counsel for the Company and the Sellers, dated the Closing Date, in form and substance satisfactory to the Representative and their counsel, to the effect that the statements in the Prospectus under the heading "Certain Legal Aspects of the Receivables - Matters Relating to the Transfer of Receivables and the COMT Collateral Certificate" to the extent they constitute matters of Virginia law or legal conclusions with respect to Virginia law, have been reviewed by such counsel and are correct in all material respects. In rendering such opinion counsel may (i) as to matters involving the application of laws other than the laws of any jurisdiction other than the Commonwealth of Virginia, assume the conformity of such laws with the laws of the Commonwealth of Virginia and (ii) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Issuer, the Company, the Sellers and public officials.

               (d) The Representative shall have received an opinion of the general counsel, deputy general counsel or associate general counsel of Capital One Bank and Capital One, F.S.B., dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                   (i) Capital One Bank has been duly incorporated and is a banking corporation under the laws of the Commonwealth of Virginia, and Capital One, F.S.B., has been duly organized and is a federal savings bank chartered under the laws of the United States, and each Seller has, in all material respects, the corporate power and authority to own its assets and operate its business as described in the Prospectus, and each Seller had at all relevant times and now has, the corporate power and authority to acquire, own and service the Receivables.

                   (ii) Capital One Funding, LLC has been duly formed and is a limited liability company under the laws of Virginia and the Company has, in all material respects, the limited liability company power and authority to own its assets and operate its business as described in the Prospectus, and had at all relevant times and now has, the corporate power and authority to acquire and own the Receivables and its interest in any Collateral Certificate transferred or proposed to be transferred to the Issuer as described in the Prospectus.

                   (iii) Each Seller has the corporate power and authority to execute and deliver the applicable Receivables Purchase Agreement, the Pooling and Servicing Agreement (in the case of the Bank), this Agreement and the applicable Terms Agreement, and to consummate the transactions contemplated herein and therein.

                   (iv) The Company has the limited liability company power and authority to execute and deliver the Receivables Purchase Agreements, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture and the other transaction documents referred to in such opinion that are executed by the Company, not in its individual capacity but solely as Beneficiary on behalf of the Issuer (the Indenture and such other transaction documents being referred to herein as the "Trust Documents") and to consummate the transactions contemplated herein and therein.

                   (v) Each of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement (in the case of the Bank) and the applicable Receivables Purchase Agreement has been duly authorized by all necessary corporate action on the part of each Seller and has been duly executed and delivered by each Seller.

                   (vi) Each of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Receivables Purchase Agreements, the Trust Documents and the Collateral Certificate has been duly authorized by all necessary limited liability company action on the part of the Company and has been duly executed and delivered by the Company and when the Collateral Certificate has been authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement, the Collateral Certificate will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                   (vii) No consent, approval, authorization or order of, or filing with, any Virginia governmental agency or body or any Virginia court is required on the part of each Seller under applicable Virginia law for the consummation by each Seller of the transactions contemplated in this Agreement, the applicable Terms Agreement, the applicable Receivables Purchase Agreement or the Pooling and Servicing Agreement (in the case of the Bank), except such as have been obtained or made and such as may be required under state securities or Blue Sky laws and except for such filings as may be required to perfect the security interest in the Receivables pursuant to the Receivables Purchase Agreements or the Pooling and Servicing Agreement.

                   (viii) No consent, approval, authorization or order of, or filing with, any Virginia governmental agency or body or any Virginia court is required on the part of the Company under applicable Virginia law for the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreements, the Pooling and Servicing Agreement or the Trust Documents, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws and except for such filings as may be required to perfect the security interest in the Receivables pursuant to the Pooling and Servicing Agreement or the Collateral pursuant to the Indenture.

                   (ix) No consent, approval, authorization or order of, or filing with, any United States governmental agency or body or any United States federal court is required on the part of each Seller under United States federal law for consummation of the transactions contemplated in this Agreement, the applicable Terms Agreement, the applicable Receivables Purchase Agreement or the Pooling and Servicing Agreement (in the case of the Bank), except such as have been obtained or made and such as may be required under state securities or Blue Sky laws except for such filings as may be required to perfect the security interest in the Receivables pursuant to the Receivables Purchase Agreements or the Pooling and Servicing Agreement.

                   (x) No consent, approval, authorization or order of, or filing with, any United States governmental agency or body or any United States federal court is required on the part of the Company under United States federal law for consummation of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreements, the Pooling and Servicing Agreement or the Trust Documents, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws and except for such filings as may be required to perfect the security interest in the Receivables pursuant to the Pooling and Servicing Agreement or the Collateral pursuant to the Indenture.

                   (xi) Neither the execution, delivery and performance by each Seller of its respective obligations under this Agreement, the applicable Terms Agreement, or the Pooling and Servicing Agreement (in the case of the Bank), the transfer by each Seller of the Receivables and its interest in any related Funds Collateral to the Company under the applicable Receivables Purchase Agreement, nor the consummation by such Seller of the transactions contemplated in this Agreement, the applicable Receivables Purchase Agreement or the Pooling and Servicing Agreement (in the case of the Bank), conflict with, result in a material breach or violation of any of the terms of, or constitute a default under, the Articles of Incorporation or By-laws of such Seller, as amended, or any rule, order (known to such counsel), statute or regulation, to the extent the foregoing relate to Virginia banking or other Virginia laws, United States federal law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over such each Seller or the terms of any material indenture or other material agreement or instrument known to such counsel to which such Seller is a party or by which its property is bound; provided, however, that no opinion is expressed as to state securities or Blue Sky laws.

                   (xii) Neither the execution, delivery and performance by the Company of its obligations under this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Trust Documents, the transfer by each Seller of the Receivables and its interest in any related Funds Collateral to the Company under the applicable Receivables Purchase Agreement, the transfer by the Company of the Receivables and its interest in any related Funds Collateral to the Master Trust, the issuance and transfer of the Collateral Certificate, the issuance and sale of the Notes, nor the consummation by the Company of any other of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Receivables Purchase Agreements, the Pooling and Servicing Agreement or the Trust Documents, conflict with, result in a material breach or violation of any of the terms of, or constitute a default under, the limited liability company agreement of the Company, as amended, or any rule, order (known to such counsel), statute or regulation, to the extent the foregoing relate to Virginia laws, United States federal law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the terms of any material indenture or other material agreement or instrument known to such counsel to which the Company is a party or by which its property is bound; provided, however, that no opinion is expressed as to state securities or Blue Sky laws.

                   (xiii) Except as otherwise disclosed in the Prospectus or the Registration Statement, to the knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the applicable Terms Agreement, either Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Collateral Certificate, the Indenture, the Trust Documents or the Notes, (B) seeking to prevent the issuance of the Collateral Certificate or the Notes the consummation of any of the transactions contemplated by this Agreement, the applicable Terms Agreement, either Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture or the Trust Documents, which if adversely determined would materially and adversely affect the Collateral Certificate or the holders of the Notes, or the validity or enforceability of, this Agreement, the applicable Terms Agreement, either Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Trust Documents or the Notes, or (C) seeking adversely to affect the United States Federal income tax attributes of the Notes as described in the Prospectus under the headings "Prospectus Summary -- Tax Status" and "Federal Income Tax Consequences."

               (e) The Representative shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and the Sellers, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                   (i) Each of the Pooling and Servicing Agreement and the applicable Receivables Purchase Agreement constitutes the legal, valid and binding obligation of the Company and the Bank under the laws of the State of New York, enforceable against the Company and the Bank in accordance with its terms.

                   (ii) The sale and delivery of the Notes in the manner contemplated by this Agreement and the Pooling and Servicing Agreement do not require (A) the qualification of the Pooling and Servicing

          Agreement under the Trust Indenture Act of 1939, as amended, or (B) the registration of the Master Trust or the Issuer under the 1940 Act.

                   (iii) The Indenture has been qualified under the Trust Indenture Act.

                   (iv) The Collateral Certificate, when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                   (v) Each of this Agreement, the applicable Terms Agreement, the applicable Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Indenture, the Collateral Certificate and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, in the form in which it became effective, and the Prospectus.

                   (vi) The statements in the Prospectus under the heading "Federal Income Tax Consequences" and the summary thereof under the heading "Prospectus Summary-- Tax Status" (to the extent relating to federal income tax consequences) and under the headings "Certain Legal Aspects of the Receivables" and "Benefit Plan Investors," to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                   (vii) To the extent New York law is applicable, the Indenture constitutes the legal, valid and binding obligation of the Issuer under the law of the State of New York, enforceable against the Issuer in accordance with its terms.

                   (viii) When the Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, the holder of record of any Note will be entitled to the benefits afforded by the Indenture, and the Notes will constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

     Such counsel shall also state that they have participated in conferences with representatives of the Sellers, the Company and the Issuer and their accountants, and representatives of the Underwriters and their counsel concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraph
     (vi) above). Based upon and subject to the foregoing, nothing has come to such counsel's attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in such opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement or in the Prospectus). In rendering such opinion counsel may (x) as to matters involving the application of laws other than the laws of any jurisdiction other than New York and the United States of America, assume the conformity of such laws with the laws of New York and (y) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Sellers and the Company and public officials (references to the Prospectus in this clause include any supplements thereto).

               (f) The Representative shall have received (i) an opinion or opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for the Company and the Bank, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to certain matters relating to the transfer by the Bank of the Receivables and its interest in any Funds Collateral to the Company, and the transfer by the Company of the Receivables and its interest in any related Funds Collateral to the Master Trust, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989, with respect to the effect of receivership of the Bank on such interest in the Receivables and any related Funds Collateral and with respect to other related matters in a form approved by the Representative and its counsel and (ii) an opinion or opinions of McGuireWoods LLP, Virginia counsel to the Sellers and the Company, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to the perfection of the Master Trust's interests in the Receivables and in the Sellers and the Company's interest in any related Funds Collateral and certain other matters relating to any applicable credit enhancement, with respect to the applicability of certain provisions of the Virginia Banking Act and any applicable Virginia insolvency law and with respect to Virginia tax consequences relating to the Master Trust and the Collateral Certificate in a form approved by the Representative and its counsel; in addition, the Representative shall have received a reliance letter with respect to any opinion of counsel that the Company, the Sellers or the Issuer are required to deliver to any Rating Agency.

               (g) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP a favorable opinion dated the Closing Date, with respect to the issuance and sale of the Notes, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representative may reasonably require; and the Company, the Sellers and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

               (h) At the Closing Date, Ernst & Young, LLP, shall have furnished to the Representative a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representative and its counsel, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Master Trust, the Company and the Sellers) set forth in the Prospectus Supplement, agrees with the accounting records of the Master Trust, the Company and the Sellers, excluding any questions of legal interpretation.

               (i) The Representative shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed (i) in the offices of the State Corporation Commission of the Commonwealth of Virginia, reflecting the interests of the Master Trust in the Receivables and in the Company's interest in any related Funds Collateral and the proceeds thereof and (ii) in the offices of the Secretary of State of the State of Delaware, reflecting the interests of the Indenture Trustee in the Collateral and the proceeds thereof.

               (j) The Representative shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel to the Master Trust Trustee, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                    (i) The Master Trust Trustee is a banking corporation duly organized and validly existing and in good standing as a banking organization under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement.

                    (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Master Trust Trustee and constitutes a legal, valid and binding obligation of the Master Trust Trustee, enforceable against the Master Trust Trustee in accordance with its terms.

                    (iii) The Collateral Certificate has been duly authenticated and delivered by the Master Trust Trustee.

                    (iv) The Master Trust Trustee is duly authorized and empowered to exercise trust powers under the laws of the State of New York.

                    (v) Neither the authentication and delivery of the Collateral Certificate nor the execution, delivery or performance of the Pooling and Servicing Agreement conflict with, result in a breach or violation of, or constitute a default under, any term or provision of the organization certificate or bylaws of the Master Trust Trustee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, without independent investigation, to which the Master Trust Trustee is a party or by which it is bound, or, to the best of such counsel's knowledge, without independent investigation, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Master Trust Trustee; or result in the creation or imposition of any lien, charge or encumbrance upon the Master Trust established in the Pooling and Servicing Agreement, or upon the Collateral Certificate.

                    (vi) To the best of such counsel's knowledge, without independent investigation, there are no actions, proceedings or investigations pending or threatened against the Master Trust Trustee before any court, administrative agency or tribunal (A) asserting the invalidity of the Collateral Certificate or the Pooling and Servicing Agreement, (B) seeking to prevent the issuance of the Collateral Certificate or consummation of the transactions contemplated by the Collateral Certificate or the Pooling and Servicing Agreement or (C) that might materially and adversely affect the performance by the Master Trust Trustee of its obligations under the Collateral Certificate or the Pooling and Servicing Agreement.

                    (vii) The execution, delivery and performance by the Master Trust Trustee of the Pooling and Servicing Agreement will not violate any provisions of any law or regulation governing the banking and trust powers of the Master Trust Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency having jurisdiction over and regulating the activities of the Master Trust Trustee.

               (k) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, and/or Orrick, Herrington & Sutcliffe LLP, special counsel for the Issuer, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, with respect to the grant of the Collateral Certificate and the proceeds thereof to the Indenture Trustee for the benefit of the Noteholders and with respect to the perfection of the Indenture Trustee's interest in the Collateral, including the Collateral Certificate, and the proceeds thereof.

               (l) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance reasonably satisfactory to the Representative and its counsel, to the effect that:

                    (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.

                    (ii) The Owner Trustee has power and authority to execute deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

                    (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

                    (iv) Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee (other than the filing of the certificate of trust with the Delaware Secretary of State, which certificate of trust has been duly filed).

                    (v) Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case maybe, of the Trust Agreement, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case maybe, contemplated thereby, is in violation of the charter or by laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee.

                    (vi) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the certificate of trust, which certificate of trust has been duly filed.

                    (vii) To such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other government authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

               (m) The Representative shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, subject to customary qualifications, assumptions, limitations and exceptions dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                    (i) The Issuer has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del.C. (S) 3801, et seq. (referred to in this subsection as the "Act").

                    (ii) The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee and the Beneficiary, enforceable against the Owner Trustee and the Beneficiary, in accordance with its terms.

                    (iii) The Trust Agreement and the Act authorize the Issuer to execute and deliver the Indenture and the other transaction documents referred to in such opinion (collectively referred to in this subsection as the "Trust Documents"), to issue the Notes and the trust certificate (referred to in this subsection as the "Trust Certificate") and to grant the Collateral to the Indenture Trustee as security for the Notes.

                    (iv) The Issuer has the power and authority, pursuant to the Trust Agreement and the Act, to execute, deliver and perform its obligations under the Trust Documents, the Notes and the Trust Certificate and the execution and delivery of such agreements and obligations have been duly authorized.

                    (v) The Trust Certificate has been validly issued and is entitled to the benefits of the Trust Agreement.

                    (vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Trust Certificate, nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Delaware Secretary of State (which certificate of trust has been duly filed) and the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents.

                    (vii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.

                    (viii) Under (S) 3805(b) of the Act, no creditor of the holder of the Trust Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

                    (ix) Under (S) 3808(a) and (b) of the Act, the Issuer may not be terminated or revoked by the Beneficiary, and the dissolution, termination or bankruptcy of any holder of the Owner Certificate shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

                    (x) The Owner Trustee is not required to hold legal title to the owner trust estate in order for the Issuer to qualify as a business trust under the Act.

                    (xi) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate.

                    (xii) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the transfer of the Collateral Certificate to or from the Issuer.

                    (xiii) The corpus of the Issuer is not subject to any personal property or similar ad valorem tax imposed by the State of Delaware.

                    (xiv) The characterization of the Issuer for federal income tax purposes, whether as a trust, partnership or association taxable as a corporation, is determinative of the character of the Issuer for State of Delaware income tax purposes, and, if the Issuer is characterized as a partnership for State of Delaware income tax purposes, no State of Delaware income tax is imposed upon the Issuer. For State of Delaware income tax purposes, taxable income would be derived from "federal taxable income," and for the purpose of ascertaining such taxable income for State of Delaware income tax purposes, the amount of federal taxable income as determined for federal income tax purposes would be determinative, whether such amount of federal taxable income is determined upon a characterization of the transaction as a sale or as a loan.

                    (xv) There is no stamp, documentary or other excise tax imposed by the State of Delaware upon the Notes.

                    (xvi) There is no income tax imposed by the City of Wilmington, Delaware, upon the Issuer and the City of Wilmington, Delaware, is prohibited by Delaware State law from imposing a personal property tax upon or measured by the corpus of the Issuer.

                    (xvii) The Beneficiary is the sole beneficial owner of the Issuer.

               (n) The Representative shall have received a certificate, dated the Closing Date, of an authorized representative of the Issuer in which such representative, to his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the representations and warranties of the Issuer in the Indenture are true and correct in all material respects as of the dates specified in the Indenture, (iv) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been issued or are threatened by the Commission and (v) since the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Issuer's business, except as set forth in or contemplated in the Prospectus (referencing to the Prospectus in this clause include any supplements thereto).

               (o) The Representative shall have received an opinion of Emmet, Marvin & Martin LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                    (i) The Indenture Trustee is a banking corporation duly organized and validly existing and in good standing as a banking organization under the laws of the State of New York and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture.

                    (ii) The Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms.

                    (iii) The Indenture Trustee has duly executed and authenticated the Notes on the Closing Date.

                    (iv) Neither the authentication and delivery of the Notes nor the execution, delivery or performance of the Indenture conflict with, result in a breach or violation of, or constitute a default under, any term or provision of the organization certificate or bylaws of the Indenture Trus-tee, any term or provision of any agreement, contract, instrument or indenture of any nature whatsoever, known to such counsel, without independent investigation, to which the Indenture Trustee is a party or by which it is bound, or, to the best of such counsel's knowledge, without independent investigation, any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Indenture Trustee; or result in the creation or imposition of any lien, charge or encumbrance upon the Collateral or the trust estate established pursuant to the Indenture.

                    (v) To the best of such counsel's knowledge, without independent investigation, there are no actions, proceedings or investigations pending or threatened against the Indenture Trustee before any court, administrative agency or tribunal (A) asserting the invalidity of the Notes or the Indenture, (B) seeking to prevent the issuance of the Notes or consummation of the transactions contemplated by the Notes or the Indenture or (C) that might materially and adversely affect the performance by the Indenture Trustee of its obligations under the Notes or the Indenture.

                    (vi) The execution, delivery and performance by the Indenture Trustee of the Indenture will not violate any provisions of any law or regulation governing the banking and trust powers of the Indenture Trustee. Such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency having jurisdiction over and regulating the activities of the Indenture Trustee.

               (p) The Notes shall be rated at the time of issuance in the rating category set forth in the applicable Terms Agreement and shall not have been placed on any credit watch with a negative implication for downgrade.

               (q) The Representative shall have received such information, certificates and documents as the Representative and its counsel may reasonably request.

               (r) All actions required to be taken and all filings required to be made by the Company or the Issuer under the Securities Act before the Closing Date for the Notes shall have been duly taken or made; and before the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Issuer, threatened by the Commission.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Repre-
                                       26
sentative. Notice of such cancellation shall be given to the Issuer and the Company in writing or by telephone or telecopy confirmed in writing.

          Section 9. Expenses.

               (a) Except as expressly set forth in this Agreement, the Company, the Issuer and the Sellers, jointly and severally, will pay all expenses incidental to the performance of their obligations under this Agreement and will reimburse each Underwriter for any expenses reasonably incurred by it in connection with qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate (including reasonable fees and disbursements of its counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as specifically provided in this Section and in Section 10 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Notes by it and any advertising expenses connected with any offers it may make.

               (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 is not satisfied or because of any refusal, inability or failure on the part of the Company, the Issuer or the Sellers to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter, the Company, the Issuer and the Sellers will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Notes.

          Section 10. Indemnification and Contribution.

               (a) The Issuer, the Company and the Sellers, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Sellers, the Company and the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Issuer, the Company or the Sellers by any Underwriter specifically for use therein, and (ii) the Sellers, the Company and the Issuer shall not be liable to any Underwriter to the extent that any such loss, claim, damage or liability of such Underwriter arises as a result of a misstatement or omission or alleged misstatement or omission in the Preliminary Prospectus that was corrected in the Prospectus (and copies of which Prospectus were furnished to such Underwriter) and such Underwriter, if required by law, failed to give or send to the purchaser, at or before the written confirmation of sale, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Issuer, the Company and the Sellers may otherwise have.

               (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Issuer, the Company and the Sellers against any losses, claims, damages or liabilities to which the Issuer, the Company or the Sellers may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer, the Company and the Sellers by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such the Issuer, the Company or the Sellers in connection with investigating or defending any such loss, claim, damage, liability or action. The Issuer, the Company and the Sellers agree with each Underwriter that the only information furnished to the Issuer, the Company and the Sellers by the Underwriters specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, is the information relating to the Underwriters and the underwriting of the Notes under the heading "Underwriting" in any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

               (c) Each Underwriter, severally and not jointly, agrees, assuming all information provided by the Issuer, the Company and the Sellers is accurate and complete in all material respects, to indemnify and hold harmless the Issuer, the Company and the Sellers, each of the officers and directors of the Issuer, the Company and the Sellers and each person who controls the Issuer, the Company and the Sellers within the meaning of
     Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Mate-rials (as defined in Section 17(a)) or ABS Term Sheets (as defined in
     Section 17(b)), if any, provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of each Underwriter under this Section shall be in addition to any liability that each Underwriter may otherwise have.

               (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a), (b) or (c), notify the indemnifying party of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a), (b) or (c). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under this Section, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the

     Company and the Sellers on the one hand and relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) but also the relative fault of the Issuer, the Company and the Sellers on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Company and the Sellers on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer or the Company bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Company or the Sellers or by any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it in connection with such Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Underwriter under this Section 8(e) shall be several and not joint.

               (f) The obligations of the indemnifying party under this Section shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnified party within the meaning of the Act.

          Section 11. Survival of Representations and Obligations. The respective agreements, representations, warranties and other statements made by the Issuer, the Company or the Sellers or their respective officers, including any such agreements, representations, warranties and other statements relating to the Master Trust, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuer, the Company or the Sellers or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 9 and Section 10 shall survive the termination or cancellation of this Agreement.

          Section 12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if to the Representative or the Underwriters, will be mailed, deliv-ered or telecopied and confirmed to the address for the Representative set forth on the first page hereof, and, if sent to the Issuer, the Company or the Sellers, will be mailed, delivered or telecopied and confirmed to Capital One Bank, in care of Capital One Services, Inc., 8000 Jones Branch Drive, McLean, Virginia 22102, attention of General Counsel with a copy to Director of Capital Markets and to Capital One, F.S.B., 2980 Fairview Park Drive, Falls Church, Virginia 22042, attention of General Counsel with a copy to Director of Capital Markets.

          Section 13. Applicable Law, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 10 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

          Section 15. Waivers; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          Section 16. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes on the Closing Date shall be terminable by the Representative by written notice delivered to the Issuer and the Company if at any time on or before the Closing Date (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by any of Federal, New York state or Virginia state authorities, (c) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Representative's reasonable judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Assets taken as a whole or (ii) the business or properties of the Issuer, the Company or the Sellers occurs, which, in the Representative's reasonable judgment, in the case of either clause (i) or (ii), makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Issuer, the Company and the Sellers under Section 9 and Section 10 and the liability of each Underwriter under Section 17) be released and discharged from their respective obligations under this Agreement.

          Section 17. Computational Materials, ABS Term Sheets and Electronic Copy of Preliminary Prospectus.

                  (a) The Representative agrees to provide to the Issuer or the Company, not less than two Business Days before the date on which the Issuer or the Company is required to file the Prospectus pursuant to Rule 424(b), any information used by it or any Underwriter (in such written or electronic format as reasonably required by the Issuer and the Company) with respect to the offering of the Notes that constitutes "Computational Materials" as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994 (the "Kidder/PSA Letter")), that is not contained in the Prospectus (without taking into account information incorporated therein by reference).

             (b) The Representative agrees to provide to the Issuer and the Company, not less than two Business Days before the date on which the Issuer or the Company is required to file the Prospectus Supplement pursuant to Rule 424(b), any information used by it or any Underwriter (in such written or electronic format as reasonably required by the Issuer and the Company) with respect to the offering of the Notes that constitutes "ABS Term Sheets, " as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, that is not contained in the Prospectus (without taking into account information incorporated therein by reference).

             (c) Each Underwriter represents that it has furnished or will furnish a printed copy of the Preliminary Prospectus to all persons to whom it has furnished or will furnish an electronic copy of the Preliminary Prospectus.

          Section 18. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

          Section 19. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in the applicable Terms Agreement bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 25% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer, the Company or the Sellers. In the event of a default by any Underwriter as set forth in this Section 19, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Company and the Sellers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         If you are in agreement with the foregoing, please sign a counterpart hereof and return it to the Company, whereupon this letter and your acceptance shall become a binding agreement among the Issuer, the Company, the Sellers and the Underwriters.

                                   Very truly yours,


                                   CAPITAL ONE MULTI-ASSET
                                   EXECUTION TRUST,
                                       as Issuer

                                       By: Capital One Funding, LLC, not in its
                                           individual capacity but solely as
                                           Beneficiary on behalf of the Issuer


                                   By: _________________________
                                       Name:
                                       Title:


                                   CAPITAL ONE FUNDING, LLC
                                       as Originator and Transferor


                                   By: _________________________
                                       Name:
                                       Title:

                                   CAPITAL ONE BANK,
                                       as a Seller


                                   By: _________________________
                                       Name:
                                       Title:


                                   CAPITAL ONE, F.S.B.
                                       as a Seller


                                   By: _________________________
                                       Name:
                                       Title:

The foregoing Agreement is
hereby confirmed and ac-
cepted as of the date first
above written.


     [                                     ]
     as Underwriter or Representative of the
     Underwriters named in the Terms Agreement


By: __________________________
    Name:
    Title:

                                                                       EXHIBIT A

                     CAPITAL ONE MULTI-ASSET EXECUTION TRUST

                                 SERIES _______

                               ASSET BACKED NOTES

                                 TERMS AGREEMENT

                                                Dated: ________ __, 2002

To:  CAPITAL ONE MULTI-ASSET EXECUTION TRUST
     CAPITAL ONE FUNDING, LLC

Re:  Underwriting Agreement dated _______ __, 2002


Series Designation: Card Series

Terms of the Notes:

                               Initial                   Interest                    Price to
                           Principal Amount           Rate or Formula               Public (1)
                       -------------------------  ------------------------  ---------------------------
                                [   ]                      [   ]                      [   ]

  (1) Plus accrued interest, if any, at the applicable rate from ______ __, 2002

Interest Payment Dates:

          The [15th day of each month (or, if not a business day, the next succeeding business day),] commencing ________,__ 2002.

Underwriters:

          The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Note Rating[s]:

   ______ by ___________________
   ______ by ___________________

Owner Trustee:


Indenture Trustee:


Indenture:


Asset Pool Supplement:


Indenture Supplement:


Terms Document:


Pooling and Servicing Agreement:


Purchase Price:

          The purchase price payable by the Underwriters for the Notes covered by this Agreement will be ________ % of the principal amount of Notes to be issued.

Commissions, Concessions and Discounts:

          The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

          Discounts and                       Price
           Commissions                     Concessions                       Reallowance
   -----------------------------  -------------------------------  --------------------------------
              [0.%]                   not in excess of [0.%]           not in excess of [0.%]

Reimbursement of Expenses:

          The Underwriters shall reimburse the Company for an amount not to exceed $__________ for application towards expenses.

Closing Date:

          Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company and the Issuer hereby agree that the Closing Date shall be __________ ___, 2002, 10:00 a.m., New York City time.

Location of Closing:

     Orrick, Herrington & Sutcliffe LLP
     [Washington Harbour
     3050 K Street, NW
     Washington, DC 20007]

Payment for the Notes:

Address for Notice to Representatives:

     [NAME OF Representatives], as Representatives of the Underwriters named in Schedule
     I hereto [ADDRESS]
     Attention:   [  ]
     Tel:      [  ]
     Fax:      []

Opinion Modifications:

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above-referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the above-referenced Series of Notes set forth opposite their names on
Schedule I hereto.

                                     [NAME OF REPRESENTATIVE], as Representative of the Underwriters named on Schedule I hereto


                                     By:__________________________
                                        Name:
                                        Title:

Accepted:
CAPITAL ONE MULTI-ASSET EXECUTION TRUST

   By: Capital One Funding, LLC, not in its individual
       capacity but solely as Beneficiary on behalf of the Issuer


By: ________________________
    Name:
    Title:

CAPITAL ONE FUNDING, LLC
       as Originator and Transferor


By: ________________________
    Name:
    Title:

CAPITAL ONE BANK
 as a Seller


By: ________________________
    Name:
    Title:

CAPITAL ONE, F.S.B.
 as a Seller


By: ________________________
    Name:
    Title: